EXHIBIT 2

                                     BY-LAWS

                                       OF

                               MINERVA FUND. INC.

                                    ARTICLE I

                                  STOCKHOLDERS

          SECTION 1. PLACE OF MEETING. Meetings of stockholders shall be held at such place within or without the State of Maryland as the Board of Directors may determine.

          SECTION 2. ANNUAL MEETINGS. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. In the event that the Corporation shall hold an annual meeting of stockholders, such meeting shall be held at a date and time set by the Board of Directors, PROVIDED, HOWEVER, that if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement, then the date and time of such meeting shall be set in accordance with the Investment Company Act of 1940. Any stockholders' meeting held in accordance with the preceding sentence may constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors. In addition, such special meetings shall be called by the Secretary upon receipt of the request in writing signed by stockholders entitled to cast at least 10% of all votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted on and upon payment by such stockholders of the estimated costs of preparing and mailing a notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the stockholders held during the preceding 12 months.

          SECTION 4. RECORD DATES. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other right, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of stockholders, not less than 10


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     days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

          SECTION 5. NOTICE OF MEETING. Not less than 10 and not more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of such meeting, written notice of the time, date, place, and, in the case of a special meeting or when otherwise required by the laws of the State of Maryland, the purpose or purposes of the meeting.

          SECTION 6. ADJOURNMENT. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice, other than as announced at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.

          SECTION 7. QUORUM AND VOTING. The presence in person or by proxy of theholders of one-third of the shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum. Except as otherwise provided by law, a majority of the votes cast at a meeting of stockholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting.

          SECTION 8. CONDUCT OF MEETINGS. Each meeting of stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the Vice Chairman of the Board or, if neither of them is present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of the meeting or, if he is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary.

                                   ARTICLE II

                               BOARD OF DIRECTORS

          SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things that are not by law, the Articles of Incorporation of the Corporation or these By-Laws directed or required to be done by the stockholders.

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          SECTION 2. NUMBER AND TENURE. The number of Directors fixed by the
Articles of Incorporation of the Corporation as the number which shall constitute the whole Board may be increased or decreased by a vote of a majority of the entire Board of Directors from time to time, provided that this number shall not be more than 21. Each Director shall hold office until his successor is elected and qualifies or until hi; earlier resignation or removal.

          SECTION 3. VACANCIES. Vacancies in the Board of Directors for any cause, including an increase in the authorized number of Directors, may, subject to the Investment Company Act of 1940, be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected by the Board of Directors to fill a vacancy serves until his successor is elected and qualifies or until his earlier resignation or removal.

          SECTION 4. REMOVAL OF DIRECTORS. At any meeting of stockholders, the stockholders may remove any Director from office, either with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors and may elect a successor to fill any resulting vacancy for the unexpired term of the removed Director.

          SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Maryland as the Board of Directors may determine.

          SECTION 6. CONDUCT OF MEETING. The Board of Directors shall name from its membership a Chairman of the Board and may name a Vice Chairman of the Board. The Chairman of the Board or in his absence the Vice Chairman of the Board, shall preside at meetings of the Board of Directors. In the absence of both the Chairman of the Board and the Vice Chairman of the Board, the Directors present shall select a Director to preside. The Chairman of the Board and the Vice Chairman of the Board shall hold their titles at the pleasure of the Board of Directors and will cease to hold their titles at any time with or without cause upon action by the Board of Directors.

          SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the conclusion of each annual meeting of stockholders and at any other time fixed by the Board of Directors. No notice of regular meetings shall be required.

          SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telegraphed to each Director not less than one day before the meeting or mailed to each Director not less than three days before the meeting.

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         SECTION 9. TELEPHONE MEETINGS. Members of the Board of Directors or
any committee hereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

          SECTION 10. QUORUM. One-third of the total number of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall be no less than two Directors, except where the Board consists of only one Director, a quorum shall be one Director. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, the Articles of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          SECTION 11. COMMITTEE. The Board of Directors may designate an executive committee and other committees composed of two or more Directors, and the members thereof, and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. If a member of a committee is absent or disqualified, the members present at a meeting, whether or not constituting a quorum, may appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

          SECTION 12. COMPENSATION OF DIRECTORS. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.

                                   ARTICLE III

                                    OFFICERS

          SECTION l. ELECTION AND REMOVAL. The Board of Directors shall elect a President, a Secretary and a Treasurer. The Board of Directors may also in its discretion elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice President, may be held by the same person. The Board of Directors may fill any vacancy which may occur in any office. All officers shall hold office at the pleasure of the Board of Directors, and any officer may be removed from office at any time with or without cause by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby.

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          SECTION 2. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Board of Directors.

                                   ARTICLE IV

                                 INDEMNIFICATION

          The Corporation shall indemnify each individual who is a present or former Director or officer of the Corporation or who, while a Director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify each individual who is a present or former employee or agent of the Corporation (collectively, the "Indemnitees"), who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "Proceeding"), to the fullest extent permitted under the laws of the State of Maryland, the Investment Company Act of 1940 and any other applicable law now or hereafter in effect, including the advance of related expenses; provided, however, that such indemnity shall not protect any Indemnitee from any liability arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

          Notwithstanding the foregoing, no indemnification shall be made by the Corporation to any Indemnitee unless:

          (a) the court or other body before whom the Proceeding to which the Indemnitee is a party was brought (i) dismisses the Proceeding for insufficiency of evidence of any Disabling Conduct or (ii) reaches a final decision on the merits that the Indemnitee was not liable by reason of Disabling Conduct; or

          (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

               (i) the vote of a majority of a quorum of the Directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding; or

               (ii) an independent legal counsel in a written opinion.

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          Anything in this Article IV to the contrary notwithstanding, any advance of expenses by the Corporation to an Indemnitee shall be made only upon the undertaking by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

               (a) the Indemnitee shall provide adequate security for his undertaking;

               (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

               (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found to be entitled to indemnification, which determination shall be made by:

                    (i) a majority of a quorum of the Directors who are neither
               "interested persons" of the Corporation as defined in the Investment Company Act of 1940 nor parties to the Proceeding; or

                    (ii) an independent legal counsel in a written opinion.

                                    ARTICLE V

                               GENERAL PROVISIONS

          SECTION 1. ANNUAL STATEMENT. The Chairman of the Board, the Vice Chairman of the Board or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year.- The statement of affairs shall be submitted at the annual meeting of the stockholders, if any, and, within 20 days after the meeting (or, in the absence of an annual meeting within 120 days after the end of the fiscal year), placed on file at the Corporation's principal office in the State of Maryland.

          SECTION 2. STOCK LEDGER. The Corporation shall maintain at the office of its transfer agent an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          SECTION 3. AMENDMENT OF BYLAWS. These By-Laws may be altered, amended, added to or repealed by the Board of Directors.